Exhibit 99.1

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER FISCAL YEAR 2014 RESULTS; AND REVISES FISCAL YEAR 2014 GUIDANCE UPWARD

RUTLAND, VERMONT (August 28, 2013) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for its first quarter fiscal year 2014, and revised its guidance for its fiscal year 2014.

Highlights for the quarter included:

•	Revenue growth of 9.3 percent over the same quarter last year.

•	Adjusted EBITDA* was $28.7 million for the quarter, up $4.4 million from the same quarter last year.

•	Adjusted Operating Income* was $9.9 million for the quarter, up $3.5 million from the same quarter last year.

•	Income from continuing operations before income taxes and discontinued operations was $0.2 million for the quarter.

•	Revenue and Adjusted EBITDA guidance revised upward for fiscal year 2014.

For the quarter ended July 31, 2013, revenues were $128.6 million, up $10.9 million, or 9.3 percent, from the same quarter last year, with revenue growth mainly driven by higher volumes across all lines-of business, acquisition activity, and higher solid waste collection pricing. Overall solid waste pricing growth of 0.5 percent was primarily driven by residential and commercial pricing growth of 1.9 percent as a percentage of segment revenues.

The company’s net loss attributable to common stockholders was ($0.2) million, or ($0.00) per share for the quarter, compared to net loss of ($8.4) million, or ($0.31) per share for the same quarter last year.

Operating income was $9.7 million for the quarter, up $3.9 million from the same quarter last year. The current quarter includes a $0.1 million severance and reorganization charge related to general realignment activities and by comparison, the quarter ended July 31, 2012 included $0.6 million of expenses related to divestiture and financing costs. Excluding these charges, Adjusted Operating Income* in the current quarter was $9.9 million, up $3.5 million from same quarter last year.

Adjusted EBITDA was $28.7 million for the quarter, up from $24.3 million in the same quarter last year.

“We had a solid first quarter, with results primarily driven by continued execution in key areas of management focus—sourcing incremental landfill volumes; improving collection route profitability; and completing the multi-year Eastern region strategy,” said John W. Casella, chairman and CEO of Casella Waste Systems.

“Our success in the quarter was led by solid performance at our landfills, with tonnages up 175,000 tons year-over-year, excluding the planned declines at the Worcester landfill closure project,” Casella said. “We believe that this improvement is directly attributable to our actions to improve our special waste sales efforts, several new additions to our landfill team, and a tightening disposal market in select markets. We continue to experience these same positive landfill tonnage trends into August.”

“During the quarter, our recycling team did an excellent job leveraging their quality control processes and infrastructure to drive higher volumes and tip fees at our MRFs, offsetting much of the decline in commodity pricing” Casella said. “We do not expect commodity pricing to rebound in the near term; however we do believe that our differentiated platform will continue to drive higher volumes, offsetting the majority of pricing pressure.”

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Fiscal 2014 Outlook

“After a good first quarter and better visibility into the remainder of our fiscal year, we have revised our fiscal year 2014 guidance for revenues and Adjusted EBITDA,” Casella said. “This upward revision is based on a conservative and consistent framework for all assumptions outside of our direct control, such as new landfill volumes or economic growth. We have chosen to leave free cash flow guidance in place this early in the fiscal year.”

The company updated guidance for its fiscal year 2014, which began May 1, 2013, by estimating results in the following ranges:

•	Revenues between $470.0 million and $480.0 million (increased from a range of $465.0 million to $475.0 million);

•	Adjusted EBITDA* between $92.0 million and $96.0 million (increased from a range of $91.0 million and $95.0 million).

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted EBITDA) which is a non-GAAP measure. The company also discloses earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted Operating Income) which is a non-GAAP measure. The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holders, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

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About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239, media contact Joseph Fusco, Vice President at (802) 772-2247, or visit the company’s website at http://www.casella.com.

Conference call to discuss quarter

The Company will host a conference call to discuss these results on Thursday, August 29, 2013 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 548-9590 or (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 28418433) until 11:59 p.m. ET on Thursday, September 5, 2013.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and we may not fully recognize the expected financial benefits from the BBI acquisition due to the an inability to recognize operational cost savings, general and administration cost savings, or landfill or recycling facility internalization benefits. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2013.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended
	July 31,	July 31,
	2013	2012
Revenues	$128,558	$117,638
Operating expenses:
Cost of operations	88,419	81,345
General and administration	15,078	15,190
Depreciation and amortization	15,197	14,709
Expense from divestiture, acquisition and financing costs	20	553
Severance and reorganization costs	107	34

	118,821	111,831

Operating income	9,737	5,807
Other expense/(income), net:
Interest expense, net	9,347	11,684
Loss from equity method investments	977	1,766
Gain on derivative instruments	(654)	—
Other income	(138)	(130)

Other expense, net	9,532	13,320

Income (loss) from continuing operations before income taxes and discontinued operations	205	(7,513)
Provision for income taxes	319	650

Loss from continuing operations before discontinued operations	(114)	(8,163)
Discontinued operations:
Income (loss) from discontinued operations, net of income taxes (1)	329	(216)
Loss on disposal of discontinued operations, net of income taxes (1)	(378)	—

Net loss	(163)	(8,379)

Less: Net income (loss) attributable to noncontrolling interests	28	(8)

Net loss attributable to common stockholders	$(191)	$(8,371)

Weighted average common shares outstanding	39,662	26,992

Net loss per common share	$(0.00)	$(0.31)

Adjusted EBITDA (2)	$28,734	$24,324

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 31, 2013	April 30, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,919	$1,755
Restricted cash	76	76
Accounts receivable—trade, net of allowance for doubtful accounts	54,277	48,689
Other current assets	16,559	14,025

Total current assets	73,831	64,545
Property, plant and equipment, net of accumulated depreciation and amortization	424,772	422,502
Goodwill	115,928	115,928
Intangible assets, net	11,152	11,674
Restricted assets	538	545
Notes receivable—related party	148	147
Investments in unconsolidated entities	19,225	20,252
Other non-current assets	29,150	27,526

Total assets	$674,744	$663,119

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$427	$857
Current maturities of financing lease obligations	367	361
Accounts payable	52,252	51,974
Other accrued liabilities	44,727	34,906

Total current liabilities	97,773	88,098
Long-term debt and capital leases, less current maturities	496,988	493,531
Financing lease obligations, less current maturities	1,363	1,456
Other long-term liabilities	62,763	64,583
Total stockholders’ equity	15,857	15,451

Total liabilities and stockholders’ equity	$674,744	$663,119

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	July 31,	July 31,
	2013	2012
Cash Flows from Operating Activities:
Net loss	$(163)	$(8,379)
(Income) loss from discontinued operations, net	(329)	216
Loss on disposal of discontinued operations, net	378	—
Adjustments to reconcile net loss to net cash provided by operating activities—
Gain on sale of property and equipment	(164)	(46)
Depreciation and amortization	15,197	14,709
Depletion of landfill operating lease obligations	2,627	2,288
Interest accretion on landfill and environmental remediation liabilities	1,046	933
Amortization of discount on second lien notes and senior subordinated notes	59	259
Loss from equity method investments	977	1,766
Gain on derivative instruments	(654)	—
Stock-based compensation	631	675
Excess tax provision (benefit) on the vesting of share based awards	63	(205)
Deferred income taxes	260	565
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(402)	(5,059)

Net Cash Provided by Operating Activities	19,526	7,722

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(29)	(3,150)
Additions to property, plant and equipment —acquisitions	(1,072)	(288)
—growth	(1,785)	(2,002)
—maintenance	(11,622)	(14,179)
Payments on landfill operating lease contracts	(1,982)	(1,814)
Payment for capital related to divestiture	—	(618)
Investments in unconsolidated entities	(2,148)	(1,000)
Proceeds from sale of property and equipment	284	265

Net Cash Used In Investing Activities	(18,354)	(22,786)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	29,890	62,310
Principal payments on long-term debt	(29,310)	(48,689)
Payments of financing costs	(359)	(96)
Excess tax (provision) benefit on the vesting of share based awards	(63)	205
Contributions from noncontrolling interest holders	—	721

Net Cash Provided By Financing Activities	158	14,451

Net Cash Used In Discontinued Operations	(166)	(416)

Net increase (decrease) in cash and cash equivalents	1,164	(1,029)
Cash and cash equivalents, beginning of period	1,755	4,534

Cash and cash equivalents, end of period	$2,919	$3,505

Supplemental Disclosures:
Cash interest	$1,902	$11,230
Cash income tax payments (refunds), net	$720	$(26)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands)

Note 1: Divestiture and Discontinued Operations

Maine Energy Divestiture

In the first quarter of fiscal year 2013, we executed a purchase and sale agreement with the City of Biddeford, Maine, pursuant to which we agreed to sell the real property of Maine Energy Recovery Company LP (“Maine Energy”), which is located in our Eastern region, to the City of Biddeford, subject to satisfaction of conditions precedent and closing. We agreed to sell Maine Energy for undiscounted purchase consideration of $6,650, which will be paid to us in equal installments over the next 21 years, subject to the terms of the purchase and sale agreement. The transaction closed in November 2012, and we waived certain conditions precedent not satisfied at that time. In December 2012, we closed the Maine Energy facility and initiated the decommissioning process in accordance with the provisions of the agreement. Following the decommissioning of the Maine Energy facility, it is our responsibility to demolish the facility, at our cost, within twelve months of the closing date and in accordance with the terms of the purchase and sale agreement. We will continue to finalize estimates and obtain additional information regarding the estimated costs associated with the divestiture. Due to the inherent judgments and estimates regarding the remaining costs to fulfill our obligation under the purchase and sale agreement to demolish the facility and remediate the site, recognition of a loss on divestiture, which we do not expect, or a potential gain on divestiture is possible.

As a part of the closure and decommissioning of the Maine Energy facility, we are withdrawing from a multiemployer pension plan to which we have made contributions for the benefit of Maine Energy employees covered under a collective bargaining agreement. We have a potential liability associated with our withdrawal from the multiemployer pension plan based on the value of the plan’s unfunded vested benefits. In accordance with Financial Accounting Standards Board Accounting Standards Codification 715-80, in a situation with unfunded vested benefits, a liability is not recorded by a participating employer as no single employer has an identifiable share of the actuarial obligation of the multiemployer pension plan.

Discontinued Operations

In the fourth quarter of fiscal year 2013, we initiated a plan to dispose of KTI Bio Fuels, Inc. (“Bio Fuels”), a construction and demolition material processing facility located in Lewiston, Maine, and as a result, the assets associated with Bio Fuels were classified as held-for-sale and the results of operations were recorded as loss from discontinued operations. Assets of the disposal group classified as held-for-sale, and now as discontinued operations, include certain inventory along with plant and equipment. In the three months ended July 31, 2013, we executed a purchase and sale agreement with ReEnergy Lewiston LLC (“ReEnergy”), pursuant to which we agreed to sell certain assets of Bio Fuels, which is located in our Eastern region, to ReEnergy. We agreed to sell the Bio Fuels assets for undiscounted purchase consideration of $2,000, which will be paid to us in equal quarterly installments commencing November 1, 2013 and continuing over five years, subject to the terms of the purchase and sale agreement. We recognized a $378 loss on disposal of discontinued operations in the three months ended July 31, 2013 associated with the disposition. Revenues and income (loss) before income taxes attributable to discontinued operations for the three months ended July 31, 2013 and 2012, respectively, are as follows:

	Three Months Ended July 31,
	2013	2012
Revenues	$3,312	$3,557
Income (loss) before income taxes	$329	$(216)

Note 2: Non—GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted EBITDA), which is a non-GAAP measure. We also disclose earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted Operating Income), which is a non-GAAP measure. We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holders, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

We present Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. We use these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing our performance using the same financial metrics that our management team uses in making many key decisions and understanding how the core business and our results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net Loss:

	Three Months Ended
	July 31, 2013	July 31, 2012
Net Loss	$ (163)	$(8,379)
(Income) loss from discontinued operations, net	(329)	216
Loss on disposal of discontinued operations, net	378	—
Provision for income taxes	319	650
Other expense (income), net	185	1,636
Interest expense, net	9,347	11,684
Expense from divestiture, acquisition and financing costs	20	553
Depreciation and amortization	15,197	14,709
Severance and reorganization costs	107	34
Depletion of landfill operating lease obligations	2,627	2,288
Interest accretion on landfill and environmental remediation liabilities	1,046	933

Adjusted EBITDA (2)	$28,734	$24,324
Depreciation and amortization	(15,197)	(14,709)
Depletion of landfill operating lease obligations	(2,627)	(2,288)
Interest accretion on landfill and environmental remediation liabilities	(1,046)	(933)

Adjusted Operating Income (2)	$9,864	$6,394

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended
	July 31, 2013	July 31, 2012
Net Cash Provided by Operating Activities	$19,526	$7,722
Capital expenditures—growth and maintenance	(13,407)	(16,181)
Payments on landfill operating lease contracts	(1,982)	(1,814)
Proceeds from sale of property and equipment	284	265
Contributions from noncontrolling interest holders	—	721

Free Cash Flow (2)	$4,421	$(9,287)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three months ended July 31, 2013 and 2012 are as follows:

	Three Months Ended July 31,
	2013	% of Total Revenue	2012	% of Total Revenue
Collection	$58,313	45.4%	$53,033	45.1%
Disposal	35,123	27.3%	30,967	26.3%
Power generation	2,041	1.6%	2,663	2.3%
Processing	2,851	2.2%	1,435	1.2%

Solid waste operations	98,328	76.5%	88,098	74.9%
Organics	9,877	7.7%	8,853	7.5%
Customer solutions	9,169	7.1%	9,525	8.1%
Recycling	11,184	8.7%	11,162	9.5%

Total revenues	$128,558	100.0%	$117,638	100.0%

Components of revenue growth for the three months ended July 31, 2013 compared to the three months ended July 31, 2012 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$643	1.2%	0.7%	0.5%
Disposal	(234)	-0.8%	-0.2%	-0.2%

Solid Waste Yield	409		0.5%	0.3%
Collection	477		0.5%	0.4%
Disposal	5,712		6.5%	4.9%
Processing	837		1.0%	0.7%

Solid Waste Volume	7,026		8.0%	6.0%
Fuel and oil recovery fee	(159)		-0.2%	-0.1%
Commodity price & volume	208		0.2%	0.2%
Acquisitions, net divestitures	3,235		3.7%	2.8%
Closed landfill	(488)		-0.6%	-0.5%

Total Solid Waste	10,230		11.6%	8.7%

Organics	1,024			0.9%

Customer Resource Solutions	(356)			-0.3%

			% of Recycling Operations
Recycling Operations:
Commodity price	(1,190)		-10.7%	-1.0%
Commodity volume	1,212		10.9%	1.0%

Total Recycling	22		0.2%	0.0%

Total Company	$10,920			9.3%

Solid Waste Internalization Rates by Region:

	Three Months Ended July 31,
	2013	2012
Eastern region	58.7%	53.8%
Western region	74.5%	72.5%
Solid waste internalization	66.5%	63.9%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics (1):

	Three Months Ended July 31,
	2013	2012
Revenues	$14,731	$13,101
Net loss	(1,995)	(3,569)
Cash flow provided by operations	1,457	225
Net working capital changes	1,889	1,935
Adjusted EBITDA	$(432)	$(1,710)
As a percentage of revenues:
Net loss	-13.5%	-27.2%
Adjusted EBITDA	-2.9%	-13.1%

(1)	We hold a 50% interest in US Green Fiber, LLC (“GreenFiber”), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended July 31,
	2013	2012
Growth capital expenditures:
Landfill development	$—	$332
Water treatment facility	—	760
Transfer station construction	—	—
Landfill gas-to-energy project	—	—
MRF equipment upgrades	—	—
Other	1,785	910

Total Growth Capital Expenditures	$1,785	$2,002

Maintenance capital expenditures:
Vehicles, machinery / equipment and containers	$3,033	$2,889
Landfill construction & equipment	7,098	10,922
Facilities	1,231	228
Other	260	140

Total Maintenance Capital Expenditures	$11,622	$14,179

Total Growth and Maintenance Capital Expenditures	$13,407	$16,181

(1)	Our capital expenditures are broadly defined as pertaining to either growth, maintenance or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities. Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

We have included the following restated quarterly condensed consolidated statements of operations, as well as related Adjusted EBITDA and Adjusted Operating Income schedules, to show the impact that discontinued operations treatment for BioFuels had on our results of operations in fiscal year 2013. In addition, the revenue segment data has been restated by quarter to reflect the realigned segments that were adopted effective May 1, 2013.

Condensed consolidated statements of operations by quarter for the fiscal year ended April 30, 2013 are as follows:

	Three Months Ended
	April 30, 2013	January 31, 2013	October 31, 2012	July 31, 2012
Revenues	$108,694	$112,167	$116,836	$117,638
Operating expenses:
Cost of operations	78,147	81,435	82,087	81,345
General and administration	14,804	14,328	13,883	15,190
Depreciation and amortization	13,332	13,965	14,570	14,709
Expense from divestiture, acquisition and financing costs	408	372	77	553
Severance and reorganization costs	246	1,636	1,793	34
(Gain) loss on divestiture	(353)	353	—	—

	106,584	112,089	112,410	111,831

Operating income	2,110	78	4,426	5,807
Other expense/(income), net:
Interest expense, net	9,081	9,159	11,506	11,684
Loss from equity method investment	1,131	1,436	109	1,766
Loss (gain) on derivative instruments	640	(24)	3,896	—
Loss on debt extinguishment	—	5,914	9,670	—
Other income	(298)	(298)	(311)	(130)

	10,554	16,187	24,870	13,320

Loss from continuing operations before income taxes and discontinued operations	(8,444)	(16,108)	(20,444)	(7,513)
Provision (benefit) for income taxes	1,373	(4,963)	413	650

Loss from continuing operations before discontinued operations	(9,817)	(11,145)	(20,857)	(8,163)
Discontinued Operations:
Loss from discontinued operations, net of income taxes	(3,700)	(329)	(235)	(216)

Net loss	(13,517)	(11,474)	(21,092)	(8,379)

Less: Net loss attributable to noncontrolling interests	(120)	(67)	(125)	(8)

Net loss attributable to common stockholders	$(13,397)	$(11,407)	$(20,967)	$(8,371)

Common stock and common stock equivalent shares outstanding, assuming full dilution	39,515	39,230	30,872	26,992

Net loss per common share	$(0.34)	$(0.29)	$(0.68)	$(0.31)

Adjusted EBITDA (2)	$19,355	$19,783	$24,382	$24,324

Amounts of our total revenues attributable to services provided by quarter for the fiscal year ended April 30, 2013 are as follows:

	Three Months Ended
	April 30, 2013	January 31, 2013	October 31, 2012	July 31, 2012
Collection	$51,848	$51,459	$52,632	$53,033
Disposal	24,481	27,219	32,382	30,967
Power generation	2,498	3,400	2,793	2,663
Processing	1,751	2,111	1,604	1,435

Solid waste operations	80,578	84,189	89,411	88,098
Organics	9,358	8,725	8,394	8,853
Customer solutions	8,159	8,551	9,221	9,525
Recycling	10,599	10,702	9,810	11,162

Total revenues	$108,694	$112,167	$116,836	$117,638

Following is a reconciliation of Adjusted EBITDA to Net Loss by quarter for the fiscal year ended April 30, 2013:

	Three Months Ended
	April 30, 2013	January 31, 2013	October 31, 2012	July 31, 2012
Net Loss	$(13,517)	$(11,474)	$(21,092)	$(8,379)
Loss from discontinued operations, net	3,700	329	235	216
Provision (benefit) for income taxes	1,373	(4,963)	413	650
Other expense (income), net	1,473	7,028	13,364	1,636
Interest expense, net	9,081	9,159	11,506	11,684
Expense from divestiture, acquisition and financing costs	408	372	77	553
Depreciation and amortization	13,332	13,965	14,570	14,709
Severance and reorganization costs	246	1,636	1,793	34
Tax settlement costs	679	—	—	—
Loss (gain) on divestiture	(353)	353	—	—
Depletion of landfill operating lease obligations	2,014	2,480	2,591	2,288
Interest accretion on landfill and environmental remediation liabilities	919	899	925	933

Adjusted EBITDA (2)	$19,355	$19,783	$24,382	$24,324
Depreciation and amortization	(13,332)	(13,965)	(14,570)	(14,709)
Depletion of landfill operating lease obligations	(2,014)	(2,480)	(2,591)	(2,288)
Interest accretion on landfill and environmental remediation liabilities	(919)	(899)	(925)	(933)

Adjusted Operating Income (2)	$3,090	$2,439	$6,296	$6,394